                                                                   EXHIBIT 4.3
================================================================================



                              SUN COMPANY, INC.



                                     and


                               [WARRANT AGENT]
                                         As Warrant Agent



                               ______________


                    Warrant Agreement -- Debt Securities

                      Dated as of               , 199_


                               ______________



================================================================================

                              TABLE OF CONTENTS
                              -----------------

                                                                          Page
                                                                          ----

                                   ARTICLE I.

                   ISSUANCE OF WARRANTS AND EXECUTION AND
                    DELIVERY OF WARRANT CERTIFICATES . . . . . . . . . . .   2

SECTION 1.1.   Issuance of Warrants  . . . . . . . . . . . . . . . . . . .   2
SECTION 1.2.   Execution and Delivery of Warrants
                 Certificates  . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.3.   Issuance of Warrant Certificates  . . . . . . . . . . . . .   3
SECTION 1.4.   Temporary Warrant Certificate . . . . . . . . . . . . . . .   4

                                 ARTICLE II.

                         WARRANT PRICE, DURATION AND
                            EXERCISE OF WARRANTS . . . . . . . . . . . . .   4

SECTION 2.1.   Warrant Price . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 2.2.   Duration of Warrants  . . . . . . . . . . . . . . . . . . .   4
SECTION 2.3.   Exercise of Warrants  . . . . . . . . . . . . . . . . . . .   5

                                ARTICLE III.

                     OTHER PROVISIONS RELATING TO RIGHTS
                      OF HOLDERS OF WARRANT CERTIFICATES . . . . . . . . .   6

SECTION 3.1.   No Rights as Warrant Securityholder
                 Conferred by Warrants or Warrant
                 Certificates  . . . . . . . . . . . . . . . . . . . . . .   6
SECTION 3.2.   Lost, Stolen, Mutilated or Destroyed
                 Warrant Certificates  . . . . . . . . . . . . . . . . . .   6
SECTION 3.3.   Holder of Warrant Certificate May
                 Enforce Rights  . . . . . . . . . . . . . . . . . . . . .   7
SECTION 3.4.   Consolidation, Merger, Sale or Conveyance . . . . . . . . .   7

                                 ARTICLE IV.

                             EXCHANGE AND TRANSFER
                            OF WARRANT CERTIFICATES  . . . . . . . . . . .   8

SECTION 4.1.   Exchange and Transfer of Warrant
                 Certificates  . . . . . . . . . . . . . . . . . . . . . .   8
SECTION 4.2.   Treatment of Holders of Warrant
                 Certificates  . . . . . . . . . . . . . . . . . . . . . .   9
SECTION 4.3.   Cancellation of Warrant Certificates  . . . . . . . . . . .   9

                                                                          Page
                                                                          ----

                                 ARTICLE V.
                       CONCERNING THE WARRANT AGENT  . . . . . . . . . . .   9

SECTION 5.1.   Warrant Agent . . . . . . . . . . . . . . . . . . . . . . .   9
SECTION 5.2.   Conditions of Warrant Agent's
                 Obligations . . . . . . . . . . . . . . . . . . . . . . .   9
     (a)  Compensation and Indemnification . . . . . . . . . . . . . . . .  10
     (b)  Agent for the Company  . . . . . . . . . . . . . . . . . . . . .  10
     (c)  Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     (d)  Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     (e)  Certain Transactions . . . . . . . . . . . . . . . . . . . . . .  10
     (f)  No Liability for Interest  . . . . . . . . . . . . . . . . . . .  10
     (g)  No Liability for Invalidity  . . . . . . . . . . . . . . . . . .  11
     (h)  No Responsibility for Representations  . . . . . . . . . . . . .  11
     (i)  No Implied Obligations . . . . . . . . . . . . . . . . . . . . .  11

SECTION 5.3.   Resignation and Appointment of
                 Successor . . . . . . . . . . . . . . . . . . . . . . . .  11

                                 ARTICLE VI.

                                MISCELLANEOUS  . . . . . . . . . . . . . .  13

SECTION 6.1.   Amendment . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.2.   Notices and Demands to the Company and
                 Warrant Agent . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.3.   Addresses . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 6.4.   Applicable Law  . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 6.5.   Delivery of Prospectus  . . . . . . . . . . . . . . . . . .  14
SECTION 6.6.   Obtaining of Governmental Approvals . . . . . . . . . . . .  14
SECTION 6.7.   Persons Having Rights under Warrant
                 Agreement . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 6.8.   Headings  . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 6.9.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 6.10.  Inspection of Agreement . . . . . . . . . . . . . . . . . .  15

                               SUN COMPANY, INC.
                       Form of Debt Warrant Agreement/1/

          THIS WARRANT AGREEMENT dated as of __________, 199_ between Sun Company, Inc., a Pennsylvania corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to) and _________________________, as Warrant Agent (herein called the "Warrant Agent").

          WHEREAS, the Company has entered into an indenture (the "[Senior] [Subordinated] Indenture") dated as of [FOR SENIOR DEBT: May 15, 1994, between the Company and Citibank, N.A., as trustee (the "Senior Trustee")] [FOR SUBORDINATED DEBT, May 15, 1994 between the Company and Bankers Trust Company, as trustee (the "Subordinated Trustee")], providing for the issuance from time to time of its unsecured [senior] [subordinated] debentures, notes or other evidences of indebtedness (the "[Senior] [Subordinated] Debt Securities"), to be issued in one or more series as provided in the [Senior] [Subordinated] Indenture; [if Warrant Securities are not under same Indenture as Debt
            ----------------------------------------------------------
Securities to which they are attached -- and an Indenture (the "[Senior]
- -------------------------------------
[Subordinated] Indenture," the Senior and Subordinated Indentures being referred to collectively as the "Indentures") dated as of ____________ between the Company and ____________________, as trustee (the "[Senior] [Subordinated] Trustee," (the Senior and Subordinated Trustees being referred to collectively as the "Trustee"), providing for the issuance from time to time of its [senior] [subordinated] debentures, notes or other evidences of indebtedness (the "[Senior] [Subordinated] Debt Securities", the [Senior] and [Subordinated] Debt Securities being referred to collectively as the "Debt Securities"), to be issued in one or more series as provided in the [_______________] Indenture]; and

          WHEREAS, the Company proposes to sell [if Warrants are sold with Debt
                                                 ------------------------------
Securities or Preference Stock -- [title of Debt Securities or Preference Stock
- ------------------------------
being offered] (the "Offered Securities") with] warrant certificates evidencing one or more warrants (the "Warrants" or individually a "Warrant") representing the right to purchase [title of Debt Securities purchasable through exercise of Warrants] (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and


- -----------------------
/1/ Complete or modify the provisions of this Form as appropriate to reflect the terms of the Warrants, Warrant Securities and Offered Securities. Monetary amounts may be in U.S. dollars or in foreign currency or European Currency Units ("ECU").

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

          NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                     ISSUANCE OF WARRANTS AND EXECUTION AND
                        DELIVERY OF WARRANT CERTIFICATES

          SECTION 1.1.  Issuance of Warrants.  [If Warrants alone -- Upon
                        --------------------    -----------------
issuance, each Warrant Certificate shall evidence one or more Warrants.]  [If
                                                                           --
Offered Securities and Warrants -- Warrants shall be [initially] issued in
- -------------------------------
connection with the issuance of the Offered Securities [but shall be separately transferable on and after _______________ (the "Detachable Date")] [and shall not be separately transferable] and each Warrant Certificate shall evidence one or more Warrants.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase a Warrant Security in the principal amount of ____________. [If Offered Securities and
                                                    -------------------------
Warrants -- Warrant Certificates shall be initially issued in units with the
- --------
Offered Securities and each Warrant Certificate included in such a unit shall evidence __________ Warrants for each [__________ principal amount] [________ shares] of Offered Securities included in such unit.]

          SECTION 1.2.  Execution and Delivery of Warrant Certificates.  Each
                        ----------------------------------------------
Warrant Certificate, whenever issued, shall be in [registered] [bearer] form substantially in the form set forth in Exhibit A hereto, shall be dated ____________ and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be executed on behalf of the Company by [the Chairman of the Board, the President, any Vice Chairman, any Group Executive, any Executive Vice President, any Senior Managing Director, any Senior Vice President, or any Vice President and by the Secretary or any Assistant Secretary] under its corporate seal reproduced thereon. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced in the Warrant

Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          No Warrant Certificates shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

          In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

          The term "holder" or "holder of a Warrant Certificate" as used herein shall mean [the bearer of such Warrant Certificate] [any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose] [If Offered Securities and
                                                   -------------------------
Warrants are not immediately detachable -- or [the bearer] [upon the register]
- ---------------------------------------
of the Offered Securities prior to the Detachable Date. [Prior to the Detachable Date, the Company will, or will cause the registrar of the Offered Securities to, make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date]].

          SECTION 1.3.  Issuance of Warrant Certificates.  Warrant Certificates
                        --------------------------------
evidencing the right to purchase an aggregate principal amount not exceeding ____________ aggregate principal amount of Warrant Securities (except as provided in Sections 1.4, 2.3(c), 3.2 and ____) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to __________ principal amount of Warrant Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant

Certificates or in connection with their transfer, as hereinafter provided or as provided in Section 2.3(c).

          SECTION 1.4.  Temporary Warrant Certificate.  Pending the preparation
                        -----------------------------
of definitive Warrant Certificates, the Company may execute, and upon the order of the Company, the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificate in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

          If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay.
After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or _______________], without charge to the Holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

                                  ARTICLE II.

                          WARRANT PRICE, DURATION AND
                              EXERCISE OF WARRANTS

          SECTION 2.1.  Warrant Price.  During the period from ____________,
                        -------------
through and including ____________, the exercise price of each Warrant shall be __________ plus [accrued amortization of the original issue discount] [accrued interest] from ____________. During the period from __________, through and including __________, the exercise price of each Warrant will be __________ plus [accrued amortization of the original issue discount] [accrued interest] from ____________. [In each case, the original issue discount will be amortized at a
____% annual rate, computed on an annual basis using the "interest" method and using a 360-day year consisting of twelve 30-day months]. Such purchase price of Warrant Securities is referred to in this Agreement as the "Warrant Price". [The original issue discount for each __________ principal amount of Warrant Securities is ____________.]

          SECTION 2.2.  Duration of Warrants.  Each Warrant may be exercised in
                        --------------------
whole at any time, as specified herein, on or after [the date thereof] [____________] and at or before 5 P.M.,

New York City time, on ____________ [or such later date as the Company may designate, by notice to the Warrant Agent and the holders of Warrant Certificates mailed to their addresses as set forth in the record books of the Warrant Agent] (the "Expiration Date"). Each Warrant not exercised at or before 5 P.M., New York City time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

          SECTION 2.3.  Exercise of Warrants.  (a)  During the period specified
                        --------------------
in Section 2.2 any whole number of Warrants may be exercised by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying in full, in [lawful money of the United States of America] [applicable currency,] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] [in immediately available funds] the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office [or at ____________], provided that such exercise is subject to receipt within five business days of such [payment] [wire transfer] by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed [including any applicable certifications if the Warrant Securities are issuable in bearer form]. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it [if non-dollar denominated
                                                       -------------------------
funds -- or in such other account designated by the Company] and shall advise
- -----
the Company by telephone at the end of each day on which a [payment] [wire transfer] for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

          (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the [Trustee under the Indenture relating to the Warrant Securities] of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company or such Trustee shall reasonably require.

          (c) As promptly as practicable after the exercise of any Warrant, the Company shall issue, pursuant to the Indenture, in authorized denominations to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Securities to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

          (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities, and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.


                                  ARTICLE III.

                      OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

          SECTION 3.1.  No Rights as Warrant Securityholder Conferred by
                        ------------------------------------------------
Warrants or Warrant Certificates.  No Warrant Certificates or Warrant evidenced
- --------------------------------
thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive the payment of principal of, premium, if any, or interest on Warrant Securities or to enforce any of the covenants in the Indenture relating to the Warrant Securities.

          SECTION 3.2.  Lost, Stolen, Mutilated or Destroyed Warrant
                        --------------------------------------------
Certificates.  Upon receipt by the Warrant Agent of evidence reasonably
- ------------
satisfactory to it and the Company of the Ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to the Warrant Agent and the Company, and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

          SECTION 3.3.  Holder of Warrant Certificate May Enforce Rights.
                        ------------------------------------------------
Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the Trustee, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

          SECTION 3.4.  Consolidation, Merger, Sale or Conveyance.  If at any
                        -----------------------------------------
time there shall be a consolidation merger, sale or conveyance to which Article ___ of the Indenture relating to the Warrant Securities applies, then in any such event the successor or assuming corporation referred to therein shall succeed to and be substituted for the Company, with the same effect, subject to such Indenture, as if it had been named herein and in the Warrant as the Company; the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrants issuable hereunder which theretofore shall not have been signed by the Company, and may execute and deliver Warrant Securities in its own name pursuant to such Indenture, in fulfillment of its obligations to deliver Warrant Securities upon exercise of the Warrants. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof. In any case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Warrants thereafter to be issued as may be appropriate.

          The Warrant Agent may receive a written opinion of legal counsel (which may be counsel to the Company) as conclusive evidence that any such consolidation, merger, sale or conveyance complies with the provisions of this
Section 3.4 and such Indenture.

                                 ARTICLE IV.

                             EXCHANGE AND TRANSFER
                            OF WARRANT CERTIFICATES.

          SECTION 4.1.  Exchange and Transfer of Warrant Certificates,  [If
                        ---------------------------------------------    --
Offered Securities with Warrants which are immediately detachable -- Upon] [If
- -----------------------------------------------------------------           --
Offered Securities with Warrants which are not immediately detachable -- Prior
- ---------------------------------------------------------------------
to the Detachable Date a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Security. Prior to any Detachable Date, each transfer of the Offered Security on the register of the Offered Securities shall operate also to transfer the related Warrant Certificates. After the Detachable Date upon] surrender at the corporate trust office of the Warrant Agent [or ________], Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants [or the transfer thereof may be registered in whole or in part]; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. [The Warrant Agent shall keep, at its corporate trust office [and at ________], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office [or ________] for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent.] No service charge shall be made for any exchange [or registration of transfer] of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange [or registration of transfer]. Whenever any Warrant Certificates are so surrendered for exchange [or registration of transfer], an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange [or registration of transfer] which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange [or registration of transfer] of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange [or registration of transfer].

          SECTION 4.2.  Treatment of Holders of Warrant Certificates.  [If
                        --------------------------------------------    --
Offered Securities and Warrants are not immediately detachable -- Prior to the
- --------------------------------------------------------------
Detachable Date, the Company, the Warrant Agent and all other persons may treat the owner of the Offered Security as the owner of the Warrant Certificates initially attached thereto for any purpose or as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date,] [if
                                                                          --
registered Warrants -- and prior to due presentment of a Warrant Certificate for
- -------------------
registration for registration of transfer,] the Company, the Warrant Agent and all other persons may treat the holder of a Warrant Certificate [if registered
                                                                 -------------
Warrants -- in whose name the Warrant Certificate is registered] as the owner
- --------
thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

          SECTION 4.3.  Cancellation of Warrant Certificates.  Any Warrant
                        ------------------------------------
Certificates surrendered for exchange[, registration of transfer] or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of cancelled Warrant Certificates in a manner satisfactory to the Company.


                                   ARTICLE V.

                         CONCERNING THE WARRANT AGENT.

          SECTION 5.1.  Warrant Agent.  The Company hereby appoints
                        -------------
__________________________ as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and __________________________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

          SECTION 5.2.  Conditions of Warrant Agent's Obligations.  The Warrant
                        -----------------------------------------
Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

               (a)  Compensation and Indemnification.  The Company agrees
                    --------------------------------
     promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of such liability.

               (b)  Agent for the Company.  In acting under this Warrant
                    ---------------------
     Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

               (c)  Counsel.  The Warrant Agent may consult with counsel
                    -------
     satisfactory to it (which may be counsel to the Company), and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

               (d)  Documents.  The Warrant Agent shall be protected and shall
                    ---------
     incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

               (e)  Certain Transactions.  The Warrant Agent, and its officers,
                    --------------------
     directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in the Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under any of the Indentures.

               (f)  No Liability for Interest.  Unless otherwise agreed with the
                    -------------------------
     Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

               (g)  No Liability for Invalidity.  The Warrant Agent shall have
                    ---------------------------
     no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereon).

               (h)  No Responsibility for Representations.  The Warrant Agent
                    -------------------------------------
     shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's counter-signature thereon), all of which are made solely by the Company.

               (i)  No Implied Obligations.  The Warrant Agent shall be
                    ----------------------
     obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2 hereof, to make any demand upon the Company.

          SECTION 5.3.  Resignation and Appointment of Successor.  (a)  The
                        ----------------------------------------
Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

          (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

          (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

          (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

          (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any corporation to which the Warrant Agent shall be a party ,or any corporation to which substantially all the assets and business of the Warrant Agent shall have been transferred, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                  ARTICLE VI.

                                 MISCELLANEOUS

          SECTION 6.1.  Amendment.  (a)  This Agreement and the Warrant
                        ---------
Certificates may be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, for the purpose of appointing a successor Warrant Agent in accordance with Section 5.3, or in any other manner which the Company and the Warrant Agent may deem necessary or desirable and which will not materially and adversely affect the interests of the holders of the Warrant Certificates.

          (b) The Company and the Warrant Agent may modify or amend this Agreement and the Warrant Certificates, with the consent of not fewer than a majority in number of the then outstanding unexercised Warrants affected by such modification or amendment, for any purpose; provided, however, that no such
                                            --------  -------
modification or amendment that decreases or increases the Exercise Price, shortens the period of time during which the Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the Holders or reduces the percentage of outstanding Warrants the consent of the holder of which is required for modification or amendment of this Agreement or the Warrant Certificates, may be made without the consent of each holder affected thereby.

          SECTION 6.2.  Notices and Demands to the Company and Warrant Agent.
                        ----------------------------------------------------
If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

          SECTION 6.3.  Addresses.  Any communication from the Company to the
                        ---------
Warrant Agent with respect to this Agreement shall be addressed to ____________________________________, _____________, Attention:
____________________ and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Sun Company, Inc., Ten Penn Center, 1801 Market Street, Philadelphia, Pennsylvania 19103-1699, Attention: Corporate Secretary (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

          SECTION 6.4.  Applicable Law.  The validity, interpretation and
                        --------------
performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 6.5.  Delivery of Prospectus.  The Company will furnish to the
                        ----------------------
Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of the Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise, a Prospectus. The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.

          SECTION 6.6.  Obtaining of Governmental Approvals.  The Company will
                        -----------------------------------
from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including without limitation a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Securities issued upon exercise of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

          SECTION 6.7.  Persons Having Rights under Warrant Agreement.  Nothing
                        ---------------------------------------------
in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

          SECTION 6.8.  Headings.  The descriptive headings of the several
                        --------
Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          SECTION 6.9.  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

          SECTION 6.10.  Inspection of Agreement.  A copy of this Agreement
                         -----------------------
shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers, and their respective corporate seals to be affixed hereunto, and the same to be attested by their respective Secretaries or one of their respective Assistant Secretaries, all as of the day and year first above written.


                                       SUN COMPANY, INC.


                                       By _____________________
                                       Title:

Attest:

_____________________
Title:
                                      [WARRANT AGENT]


                                      By _________________________
                                      Title:
Attest:

_____________________
Title:

                                                                       Exhibit A


                          FORM OF WARRANT CERTIFICATE
                         [Face of Warrant Certificate]


[Form of Legend if Offered Securities      Prior to _______________ this Warrant
with Warrants which are not                Certificate cannot be transferred or
immediately detachable.                    exchanged unless attached to a [Title
                                           of Offered Securities].]


[Form of Legend if Warrants are not        Prior to _______________, Warrants
 ----------------------------------        evidence by this Warrant Certificate
immediately exercisable.                   cannot be exercised.]
- ----------------------

                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN


                               SUN COMPANY, INC.
                              WARRANTS TO PURCHASE
                         [Title of Warrant Securities]

          VOID AFTER 5 P.M. NEW YORK CITY TIME, ON _______________


No. __________                                     __________ Warrants

          This certifies that [the bearer is the]
[_________________________________ or registered assigns is the registered]
owner of the above indicated number of Warrants, each Warrant entitling such owner [if Offered Securities with Warrants which are not immediately detachable
- -- , subject to the [bearer] [registered owner] qualifying as a "holder" of this Warrant Certificate, as hereinafter defined] to purchase, at any time [after 5 P.M., New York City time, on _______________ and] on or before 5 P.M., New York City time, on _______________, __________ principal amount of [Title of Warrant Securities] (the "Warrant Securities"), of Sun Company, Inc. (the "Company"), issued and to be issued under the Indenture (as hereinafter defined), on the following basis: during the period from _______________, through and including _______________ the exercise price of each Warrant will be ________ plus
[accrued amortization of the original issue discount] [accrued interest] from _______________; during the period from _______________, through and including
_______________, the exercise price of each Warrant will be ________ plus
[accrued amortization of the original issue discount] [accrued interest] from _______________; [in each case, the original issue discount will be amortized at a ___% annual rate, computed on an annual basis using the "interest" method and using a 360-day year consisting of twelve 30-day months] (the "Warrant Price"). [The original issue discount for each ________ principal amount of Warrant Securities is ________.] Any Warrants not exercised on or before 5 P.M., New York City time, on ______________ shall become void and at such time all rights of the holder of this Warrant Certificate shall cease.
The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof, including any applicable certifications if the Warrant Securities are issuable in bearer form, and by paying in full [in lawful money of the United States of America] [applicable currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of ____________________, or its successor as warrant agent (the "Warrant Agent"), [or ____________] currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

          The term "holder" as used herein shall mean [if Offered Securities
                                                       ---------------------
with Warrants which are not immediately detachable -- , prior to ____________
- --------------------------------------------------
(the "Detachable Date"), the registered owner of the Company's [title of Offered Securities] to which this Warrant Certificate is initially attached, and after such Detachable Date,] [the bearer of this Warrant Certificate] [the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section
4.1 of the Warrant Agreement].

          Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form in denominations of ____________ and any integral multiples thereof. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of ____________ (the "Warrant Agreement") between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at _______________].

          The Warrant Securities to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate will be issued under and in accordance with an indenture (the "Indenture"), dated as of [FOR SENIOR DEBT:
May 15, 1994, between the Company and Citibank, N.A.] [FOR SUBORDINATED DEBT:
May 15, 1994, between the Company and Bankers Trust Company], as trustee (the "Trustee"), and will be subject to the terms and provisions contained in the Indenture. Copies of the Indenture and the form of the Warrant Securities are on file at the corporate trust office of the Trustee [and at _______________].

          [If Offered Securities with Warrants which are not immediately
           -------------------------------------------------------------
detachable -- Prior to ____________, this Warrant Certificate may be exchanged
- ----------
or transferred only together with the [Title of Offered Securities] ("Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. After such date, this] [if Offered Securities with
                                                --------------------------
Warrants which are immediately detachable -- Transfer of this] Warrant
- -----------------------------------------
Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or ____________] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.] [effected by delivery and the Company and the Warrant Agent may treat the bearer hereof as the owner for all purposes.]

          [If Offered Securities with Warrants which are not immediately
           -------------------------------------------------------------
detachable -- Except as provided in the immediately preceding paragraph, after]
- ----------
[If Offered Securities with Warrants which are immediately detachable or
 -----------------------------------------------------------------------
Warrants alone -- After] countersignature by the Warrant Agent and prior to the
- --------------
expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or ____________] for Warrant Certificates representing the same aggregate number of Warrants.

          This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of principal of, premium, if any, or interest, if any, on the Warrant Securities or to enforce any of the covenants of the Indenture.

               This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.


               Dated as of ____________, 199_.



                                      SUN COMPANY, INC.



                                      By: _____________________
Attest:



_____________________________

Countersigned:


[WARRANT AGENT],
  As Warrant Agent



By: _________________________
      Authorized Signature

                        [Reverse of Warrant Certificate]
                      Instructions for Exercise of Warrant


          To exercise the Warrants evidenced hereby, the holder must pay in [Dollars] [applicable currency] [in cash or by certified check or official bank check or by bank wire transfer] [by bank wire transfer] [in immediately available funds] the Warrant Price in full for Warrants exercised to _____________________, [corporate trust department] [insert address of Warrant Agent], Attn. __________ [or ____________], which [payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].


                    To Be Executed Upon Exercise of Warrant

          The undersigned hereby irrevocably elects to exercise ____________ Warrants, evidenced by this Warrant Certificate, to purchase ____________ principal amount of the [Title of Warrant Securities ] (the "Warrant Securities") of Sun Company, Inc. and represents that he has tendered payment for such Warrant Securities in [Dollars] [applicable currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] in immediately available funds to the order of Sun Company, Inc. c/o _________________________, [address of Warrant Agent], in the amount of ____________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Securities be in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

          If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:  ____________________      Name__________________________

______________________________    Address_______________________
(Insert Social Security or
 Other Identifying Number of      _______________________
 Holder)
                                  Signature_____________________
[If registered Warrant --         [If registered Warrant --
 Signature Guaranteed             (Signature must conform
_____________________________]    in all respects to name
                                  of holder as specified on
                                  face of this Warrant
                                  Certificate and must bear
                                  a signature guarantee by
                                  a bank, trust company or
                                  member broker of the New
                                  York, Midwest or Pacific
                                  Stock Exchanges]


          The Warrants evidenced hereby may be exercised at the following addresses:

By hand at     ___________________________________
               ___________________________________
               ___________________________________
               ___________________________________

By mail at     ___________________________________
               ___________________________________
               ___________________________________
               ___________________________________

          [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificated evidencing unexercised Warrants -- complete as appropriate.]

                                   Assignment


                  [Form of Assignment To Be Executed If Holder
                 Desires To Transfer Warrants Evidenced Hereby]


          FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto



______________________________              ______________________________
(Please print name)                         (Please insert social security
                                             or other identifying number)
______________________________
(Address)

______________________________
(City, including zip code)



the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer said Warrant Certificate on the Books of the Warrant Agent with full power of substitution in the premises.

Dated:



                        ______________________________
                                   Signature

                        (Signature must conform in all
                        respects to name of holder as
                        specified on the face of this
                        Warrant Certificate and must
                        bear a signature guarantee by
                        a bank, trust company or
                        member broker of the New York,
                        Midwest or Pacific Stock
                        Exchange
Signature Guaranteed

_____________________